Exhibit 99.1

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Investors:	Media:
John Jenson Vice President, Corporate Controller Universal Technical Institute, Inc. (623) 445-0821	Tina Miller Director, External Communications Universal Technical Institute, Inc. (623) 445-0943

Universal Technical Institute Announces Leadership Changes in Marketing and Operations

Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of technical education training, today announced key leadership changes in its Marketing and Operations organizations.

Effective immediately, Thomas E. Riggs, the current Senior Vice President of Operations will now serve as the company’s Senior Vice President of Marketing. Mr. Riggs succeeds Richard P. Crain, Senior Vice President of Marketing and Strategy. Mr. Crain will be leaving the Company effective immediately.

Mr. Riggs has been with UTI for seven years, starting as Vice President of People Services (Human Resources), and most recently as Senior Vice President of Operations.

In light of Mr. Riggs new appointment, the company has announced that Sherrell E. Smith will return to UTI as Senior Vice President of Operations, effective August 20, 2012.

Prior to his departure from UTI in 2009, Mr. Smith was with UTI for 23 years. During his previous tenure with the company, Mr. Smith contributed to the organization in many leadership roles: Campus President, Regional Vice President of Operations and Executive Vice President of Operations. After his departure from UTI, Mr. Smith had been advising a private equity firm on acquisition opportunities in the education field as well as served as the Chief Executive Officer of American Institute of Technology

“With these changes in leadership, we look forward to building a stronger marketing competency while bringing a high level of experience back to our operations organization,” said Kim McWaters, chief executive officer, UTI. “Tom has been highly involved with initiatives and ongoing process changes on the front-end of the business and has an excellent track record of building organization capability. Additionally, we are pleased to welcome Sherrell back to UTI. His deep understanding of our operations and his dedication to our company’s mission will allow for a seamless transition as we continue to drive operational efficiencies and improvements to student outcomes.”

About Universal Technical Institute:

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.